Exhibit 99.2

Fiscal Q 1 202 5 Earnings Call NYSE: AIR September 23 , 2024

Forward - looking statements 1 © 2024 AAR CORP. All rights reserved worldwide. Note: All results and expectations in the presentation reflect continuing operations unless otherwise noted. This presentation contains certain statements relating to future results, which are forward - looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, which reflect management’s expectations about future conditions, including, but not limited to continued demand in the commercial aviation market, the life and utilization of current generation aircraft, anticipated activities and benefits under extended, expanded and new services, supply and distribution agreements, opportunities for capital deployment and margin improvement, earnings performance, contributions from our recent acquisitions, the expansion of capacity in our hangars, expectations for our USM and parts supply businesses, and our 3 - 5 year organic targets. Forward - looking statements often address our expected future operating and financial performance and financial condition, or targets, goals, commitments, and other business plans, and often may also be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. These forward - looking statements are based on the beliefs of Company management, as well as assumptions and estimates based on information available to the Company as of the dates such assumptions and estimates are made, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors, including: (i) factors that adversely affect the commercial aviation industry; (ii) adverse events and negative publicity in the aviation industry; (iii) a reduction in sales to the U.S. government and its contractors; (iv) cost overruns and losses on fixed - price contracts; (v) nonperformance by subcontractors or suppliers; (vi) a reduction in outsourcing of maintenance activity by airlines; (vii) a shortage of skilled personnel or work stoppages; (viii) competition from other companies; (ix) financial, operational and legal risks arising as a result of operating internationally; (x) inability to integrate acquisitions effectively and execute operational and financial plans related to the acquisitions, such as the acquisition of Trax USA Corp. and the Product Support Business of Triumph Group Inc.; (xi) failure to realize the anticipated benefits of acquisitions; (xii) circumstances associated with divestitures; (xiii) inability to recover costs due to fluctuations in market values for aviation products and equipment; (xiv) cyber or other security threats or disruptions; (xv) a need to make significant capital expenditures to keep pace with technological developments in our industry; (xvi) restrictions on use of intellectual property and tooling important to our business; (xvii) inability to fully execute our stock repurchase program and return capital to stockholders; (xviii) limitations on our ability to access the debt and equity capital markets or to draw down funds under loan agreements; (xix) non - compliance with restrictive and financial covenants contained in our debt and loan agreements; (xx) changes in or non - compliance with laws and regulations related to federal contractors, the aviation industry, international operations, safety, and environmental matters, and the costs of complying with such laws and regulations; and (xxi) exposure to product liability and property claims that may be in excess of our liability insurance coverage. Should one or more of those risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. Those events and uncertainties are difficult or impossible to predict accurately and many are beyond our control. For a discussion of these and other risks and uncertainties, refer to our Annual Report on Form 10 - K, Part I, “Item 1A, Risk Factors” and our other filings filed from time to time with the U.S. Securities and Exchange Commission. We assume no obligation to update any forward - looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Non - GAAP Financial Measures: This presentation includes certain non - GAAP financial measures. Please refer to the Appendix for additional information on these non - GAAP financial measures and reconciliations to the comparable GAAP measures. Unless otherwise noted, the statements included and the information provided in this presentation are made as of September 23 , 2024.

Q 1 202 5 highlights As compared to Q 1 202 4 Sales $6 62 M + 20 % Adj op margin 9. 1% +1 8 0bps Adj EPS $0.8 5 + 8% • Solid results across our portfolio » Consolidated commercial sales increased 20% » Consolidated government sales increased 20% • Continued execution against long - term initiatives » Strong organic growth in Distribution ( 26%) and commercial Integrated Solutions (1 2%) » Drove o rganic margin expansion • Triumph Product Support business integration proceeding well » Remain confident in exceeding run - rate cost synergies of ~$10 million Adj EBITDA margin 11.3% + 180 bps 2 © 2024 AAR CORP. All rights reserved worldwide. See Appendix for reconciliation of Non - GAAP financial measures Persistent aftermarket tailwinds + execution driving strong results

• Sales up 5 % vs. Q 1 ’2 4 » Distribution up 26% » USM down ( 22% ) • Adjusted operating income up 14 % vs. Q 1 ’2 4 » Favorable mix in Distribution » Additional leverage on fixed costs Parts Supply Y/Y delta Fiscal Q 1 - 25 $ millions + $ 12.9 $2 49.7 Sales + $ 3 . 8 $ 30.1 Adj op income + 100 bps 1 2.1 % Adj op margin (%) Signed multiple long - term distribution agreements with Ontic that expand existing defense and commercial partnerships, enhance service offerings for the U.S. government and worldwide commercial customers New territory expansion agreement with OTTO Engineering that expands its Americas - based electronics distribution relationship into the APAC region . Supply tightness in USM with relief as aircraft retirements increase 3 © 2024 AAR CORP. All rights reserved worldwide. See Appendix for reconciliation of Non - GAAP financial measures

• Sales growth driven by Product Support acquisition » Strong demand for airframe heavy maintenance » Airframe hangars a t near full capacity • Both inorganic and organic margin expansion » Contribution from higher margin Product Support » Efficiency gains in airframe hangars Repair & Engineering Structural margin opportunities driven by synergies, efficiency improvements and PMA parts • Key drivers » Strong market demand and long - term customer relationships » Capacity expansions at both Miami and Oklahoma City expected to come online in late CY 2025 » PMA parts development for internal & external consumption Y/Y delta Fiscal Q 1 - 25 $ millions + $ 80.1 $2 17 . 6 Sales + $15. 2 $2 4 . 3 Adj op income + 4 60 bps 11. 2 % Adj op margin (%) 4 © 2024 AAR CORP. All rights reserved worldwide. See Appendix for reconciliation of Non - GAAP financial measures

• Sales up 6 % vs. Q 1 ’2 4 » Commercial programs up 12% » Government programs ~flat • Adjusted operating income up 2 % vs. Q 1 ’2 4 » Lower profitability in government programs due to mix of products and services Integrated Solutions Structural margin opportunities driven by Trax; strong government programs pipeline Y/Y delta Fiscal Q 1 - 25 $ millions + $ 12.6 $16 8.9 S ales + $0. 2 $ 10 . 5 Adj op income - (40 bps) 6.2% Adj op margin (%) • Key drivers » Integrated aftermarket sustainment demand » Expansion into military - specific airframes » Increased USG acceptance of USM » Unlocking value of Trax acquisition 5 © 2024 AAR CORP. All rights reserved worldwide. See Appendix for reconciliation of Non - GAAP financial measures

Appendix

Non - GAAP financial measures 8 © 2024 AAR CORP. All rights reserved worldwide. This presentation includes financial results for the Company with respect to adjusted diluted earnings per share from continuing operations, adjusted sales, adjusted EBITDA and adjusted operating income, which are “non - GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We believe these non - GAAP financial measures are relevant and useful for investors as they illustrate our actual operating performance unaffected by the impact of certain items. When reviewed in conjunction with our GAAP results and the accompanying reconciliations, we believe these non - GAAP financial measures provide additional information that is useful to gain an understanding of the factors and trends affecting our business and provide a means by which to compare our operating performance against that of other companies in the industries we compete. These non - GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Adjusted EBITDA is income from continuing operations before interest income (expense), other income (expense), income taxes, depreciation and amortization, stock - based compensation, and items of an unusual nature including but not limited to business divestitures and acquisitions, workforce actions, COVID - related subsidies and costs, impairment and exit charges, facility consolidation and repositioning costs, investigation and remediation compliance costs, equity investment gains and losses, pension settlement charges, legal judgments, acquisition, integration and amortization expenses from recent acquisition activity, and significant customer events such as early terminations, contract restructurings, forward loss provisions, and bankruptcies. Adjusted operating income is adjusted EBITDA gross of depreciation and amortization and stock - based compensation. Pursuant to the requirements of Regulation G of the Exchange Act, we provide tables that reconcile the above - mentioned non - GAAP financial measures to the most directly comparable GAAP financial measures in the Appendix at the end of this presentation. The Company is not providing a reconciliation of forward - looking adjusted operating margin, adjusted EBITDA margin, and adjusted EPS growth to the most directly comparable forward - looking GAAP measure because the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, unusual gains and losses, the ultimate outcome of pending litigation, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. Each of the adjustments has not occurred, are out of the Company's control and/or cannot be reasonably predicted. For this reason, the Company is unable to address the probable significance of the unavailable information.

Non-GAAP financial measures

Adjusted sales, operating income, operating margin, EBITDA, and EBITDA margin

	Q1 FY25						Q1 FY24					
($ in millions)	Parts Supply	Repair & Engineering	Integrated Solutions	Expeditionary Services	Corporate & Other	Consolidated	Parts Supply	Repair & Engineering	Integrated Solutions	Expeditionary Services	Corporate & Other	Consolidated
Sales	$249.7	$217.6	$168.9	$25.5	$0.0	$661.7	$236.8	$137.5	$156.3	$19.1	$0.0	$549.7
Operating income (loss)	30.1	21.1	7.7	(1.7)	(13.8)	43.4	15.1	9.1	7.7	1.3	(7.9)	25.3
Operting income margin	12.1%	9.7%	4.6%	-6.7%	NA	6.6%	6.4%	6.6%	4.9%	6.8%	NA	4.6%
Sales	$249.7	$217.6	$168.9	$25.5	$0.0	$661.7	$236.8	$137.5	$156.3	$19.1	$0.0	$549.7
Contract termination costs	-	-	-	(9.5)	-	(9.5)	-	-	-	-	-	-
Adjusted sales	$249.7	$217.6	$168.9	$16.0	$0.0	$652.2	$236.8	$137.5	$156.3	$19.1	$0.0	$549.7
Operating income (loss)	30.1	21.1	7.7	(1.7)	(13.8)	$43.4	$15.1	$9.1	$7.7	$1.3	($7.9)	$25.3
Acquisition, integration & amortization expenses	-	4.6	2.8	-	1.6	9.0	-	-	2.6	-	0.2	2.8
Investigation costs	-	-	-	-	5.0	5.0	-	-	-	-	1.1	1.1
Contract termination costs	-	-	-	3.2	-	3.2	-	-	-	-	-	-
Gain related to sale of joint venture	-	(1.4)	-	-	-	(1.4)	-	-	-	-	-	-
Russian bankruptcy court judgment	-	-	-	-	-	-	11.2	-	-	-	-	11.2
Adjusted operating income	$30.1	$24.3	$10.5	$1.5	($7.2)	$59.2	$26.3	$9.1	$10.3	$1.3	($6.6)	$40.4
Adjusted operating margin	12.1%	11.2%	6.2%	9.4%	NA	9.1%	11.1%	6.6%	6.6%	6.8%	NA	7.3%
Operating income (loss)	$30.1	$21.1	$7.7	($1.7)	($13.8)	$43.4	$15.1	$9.1	$7.7	$1.3	($7.9)	$25.3
Depreciation and amortization	2.1	6.2	3.7	0.4	1.1	13.5	1.3	1.7	4.0	0.4	1.0	8.4
Stock-based compensation	0.5	0.4	0.3	-	3.8	5.0	0.4	0.2	0.3	-	3.4	4.3
Acquisition and integration expenses	-	1.6	1.8	-	1.6	5.0	-	-	1.6	-	0.2	1.8
Investigation costs	-	-	-	-	5.0	5.0	-	-	-	-	1.1	1.1
Contract termination costs	-	-	-	3.2	-	3.2	-	-	-	-	-	-
Gain related to sale of joint venture	-	(1.4)	-	-	-	(1.4)	-	-	-	-	-	-
Russian bankruptcy court judgment	-	-	-	-	-	-	11.2	-	-	-	-	11.2
Adjusted EBITDA	$32.7	$27.9	$13.5	$1.9	($2.3)	$73.7	$28.0	$11.0	$13.6	$1.7	($2.2)	$52.1
Adjusted EBITDA margin	13.1%	12.8%	8.0%	11.9%	NA	11.3%	11.8%	8.0%	8.7%	8.9%	NA	9.5%

AAR
© 2024 AAR CORP. All rights reserved worldwide.
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Non - GAAP financial measures Adjusted EBITDA and EBITDA margin 1 1 © 2024 AAR CORP. All rights reserved worldwide. ($ in millions) Q1 FY25 Q1 FY24 Sales $661.7 $549.7 Net income (loss) 18.0 (0.6) Net income (loss) margin 2.7% -0.1% Net income (loss) $18.0 ($0.6) Income tax expense (benefit) 6.9 (6.9) Other expense, net 0.1 - Interest expense, net 18.3 5.4 Depreciation and amortization 13.5 8.4 Acquisition and integration expenses 5.0 1.8 Investigation costs 5.0 1.1 Contract termination/restructuring costs and loss provisions, net 3.2 - Losses related to sale and exit of business (1.3) 0.7 Pension settlement charge - 26.7 Russian bankruptcy court judgment - 11.2 Stock-based compensation 5.0 4.3 Adjusted EBITDA $73.7 $52.1 Adjusted EBITDA margin 11.3% 9.5%

Non - GAAP financial measures Adjusted diluted earnings per share 1 2 © 2024 AAR CORP. All rights reserved worldwide. ($ in millions) Q1 FY25 Q1 FY24 Diluted earnings (loss) per share $0.50 ($0.02) Acquisition, integration, and amortization expenses 0.25 0.08 Investigation costs 0.14 0.03 Contract termination costs 0.09 - Loss (Gain) related to sale of business/joint venture (0.03) 0.02 Pension settlement charge - 0.76 Russian bankruptcy court judgment - 0.32 Tax effect on adjustments (a) (0.10) (0.41) Adjusted diluted earnings per share $0.85 $0.78 (a) Calculation uses estimated statutory tax rates on non-GAAP adjustments except for the tax effect of the pension settlement charge, which includes income taxes previously recognized in accumulated other comprehensive loss.